EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-193838 on Form S-3 of eOn Communications Corporation of our report dated November 12, 2013 (February 5, 2014 as to note 16), relating to our audit of the consolidated financial statements, which appears in the Registration Statement on Form S-4, as most recently amended on April 24, 2014.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ HORNE LLP

Ridgeland, Mississippi

May 5, 2014